EXHIBIT 23(a)



                            ACCOUNTANT'S CONSENT



The Board of Directors and Stockholders
of Motorola, Inc.:


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated January 9, 1995, that appear in, or are incorporated by reference in, the annual report on Form 10-K of Motorola, Inc. for the year ended December 31, 1994.



                                         /s/ KPMG Peat Marwick LLP

Chicago, Illinois
May 9, 1995